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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 April 25, 2003
                                 --------------
                                 Date of Report
                                 --------------




                          CHELL GROUP CORPORATION INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         New York                      005-524525              112805051
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)

                14 Meteor Drive, Toronto, Ontario Canada, M9W LA4
                    (Address of principal executive offices)


                                 (416) 675-6666
              (Registrant's telephone number, including area code)


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 2.  Acquisitions or Dispositions of Assets

         General

         Pursuant to a Share Purchase Agreement dated 25th day of April, 2003, the Registrant, sold to DVOD Networks Inc., an Ontario corporation ("DVOD"), all of the issued and outstanding shares of capital stock of GalaVu Entertainment Network Inc., a technology-based entertainment provider ("GalaVu") for $1.00 (Canadian). Concurrently, Registrant assigned to DVOD or caused its subsidiaries to assign to DVOD, for $2.00 (Canadian) promissory notes and other receivables of GalaVu of the Registrant or its subsidiaries in the aggregate amount of $1,672,608 (Canadian). At the same time 488605 Onatrio Limited, a non-affiliated Canadian corporation ("488605") and Ruth Margel assigned a note payable by GalaVu in the principal amount of $375,000 (Canadian) to DVOD in return for $170,000 (Canadian) paid by DVOD and a new note in the amount of $325,000 (Canadian) payable by 3484751 Canada Inc., a Canadian corporation and subsidiary of the Registrant, which such new note was issued to reflect additional advances made by 488605 and Ruth Margel to the Registrant or subsidiaries of the Registrant in the past.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.

         Not applicable

         (b) Pro Forma Financial Information.

         Not applicable

         (c) Exhibits.

         10.1 Share Purchase Agreement, dated as of April 25, 2003 between DVOD Networks Inc., and Chell Group Corporation Inc. minus schedules thereto;

         10.2 Assignment of Debt and Security, dated April 25, 2003 between Chell Group Corporation Inc. and DVOD Networks Inc;

         10.3 Assignment of Debt and Security, dated April 25th among NTN Interactive Network Inc., DVOD Networks Inc and GalaVu Entertainment Network Inc;

         10.4 Assignment of Debt and Security, dated April 25th among 488605 Ontario Limited, Ruth Margel and DVOD Networks Inc. minus schedules thereto.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 31, 2003

                                CHELL GROUP CORPORATION

                                By: /s/ Stephen McDermott
                                   -------------------------------------
                                   Name:  Stephen McDermott
                                   Title: Chairman and Chief Executive Officer